UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 12, 2017

CAPITAL SOUTHWEST CORPORATION

(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On June 12, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors of Capital Southwest Corporation (the “Company”), following careful deliberation, approved the decision to change independent registered public accounting firms. On June 12, 2017, the Company notified Grant Thornton LLP (“Grant Thornton”) of its decision to dismiss Grant Thornton as the Company’s independent registered public accounting firm, effective as of that date.

The reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended March 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended March 31, 2017 and 2016, and during the subsequent interim period through June 12, 2017, there were (1) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in their reports on the financial statements, and (2) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K; except that, as  disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, management concluded, and Grant Thornton concurred, that the Company’s internal control over financial reporting through September 30, 2015 was not effective as a result of a material weakness (at that time, management concluded a material weakness existed in our internal control related to the preparation and review of the statement of cash flows, specifically relating to determining the proper classification of cash receipts and cash payments in the statement of cash flows). Management underwent changes in key personnel beginning in the second quarter of its 2016 fiscal year and changes in controls beginning in the third fiscal quarter of its 2016 fiscal year. As a result of the enhanced controls implemented in the third and fourth fiscal quarters, management concluded, and Grant Thornton concurred, that the material weakness was remediated as of March 31, 2016 and that its internal control over financial reporting was effective as of March 31, 2016.

The Audit Committee has authorized Grant Thornton to respond fully to any inquiries from the successor independent registered public accounting firm.

The Company has provided Grant Thornton with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K (this “Form 8-K”) and requested that Grant Thornton furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made herein. A copy of Grant Thornton’s letter dated June 16, 2017 is filed as Exhibit 16.1 to this Form 8-K.

New Independent Registered Public Accounting Firm

On June 12, 2017, the Company engaged RSM US LLP (“RSM”) as its new independent registered public accounting firm, effective immediately. The decision to engage RSM as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee. During the years ended March 31, 2017 and 2016, and during the subsequent interim period preceding RSM’s engagement, neither the Company nor anyone on its behalf has consulted with RSM regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a “disagreement,”  as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event,”  as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP to the SEC dated June 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2017

By:	/s/ Bowen S. Diehl
Name: Bowen S. Diehl
Title: Chief Executive Officer and President

EXHIBIT INDEX

Ugust 8
Exhibit No.	Description
16.1	Letter from Grant Thornton LLP to the SEC dated June 16, 2017